EXHIBIT 99.1

BJ's Restaurants Expands Share Repurchase Plan

HUNTINGTON BEACH, Calif., Aug. 26, 2014 (GLOBE NEWSWIRE) -- BJ's Restaurants, Inc. (Nasdaq:BJRI) today announced that its Board of Directors approved a $100 million increase to the Company's share repurchase program first announced on April 22, 2014. The total authorized repurchase amount under the program is now $150 million. After giving effect to approximately $48 million in repurchases made since the plan was first authorized on April 22, 2014, approximately $102 million of repurchase authorization remains available on the newly expanded plan.

The Company also announced that it is working to finalize the expansion of its current unsecured revolving credit facility from $75 million to $150 million. The amendment and expansion of the credit facility is subject to final terms and customary documentation. As of this date, the Company has $25 million in funded borrowings under its current credit facility, and also has an additional $11.5 million of standby letters of credit outstanding under the facility that support the Company's insurance arrangements.

"Reflecting the continued progress on our strategic initiatives to reignite sales, coupled with our strong operating cash flow and solid balance sheet, we believe BJ's is well positioned to continue executing our restaurant expansion plan while simultaneously and opportunistically returning capital to shareholders," commented Greg Trojan, President and Chief Executive Officer. "In addition, we are making steady progress with identifying and implementing certain productivity and cost-savings initiatives and remain focused on restoring our restaurant-level cash flow margins to at least 19% on a sustainable basis. Considering these factors, the Board and management believe an expansion of our existing authorization is a prudent use of capital and demonstrates our continued confidence in BJ's strategy."

Trojan added, "Importantly, we remain fully committed to our long-term growth strategy of increasing restaurant operating weeks by at least 10% annually. To date, in 2014 we have opened six new restaurants with plans to open five more restaurants by year-end. Our current restaurant development pipeline is in excellent shape and we expect to open at least 15 new restaurants in fiscal 2015. With only 151 restaurants open as of today, and with estimated room domestically for at least 425 BJ's restaurants, we have many years of solid expansion opportunities ahead."

Pursuant to the share repurchase authorization, purchases may be made from time to time through various methods in accordance with applicable securities laws, including open market transactions, block trades, accelerated share repurchases, privately negotiated transactions or otherwise, certain of which may be effected pursuant to a trading plan adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934. The timing and actual amount of shares to be purchased will be subject to management's evaluation of market conditions, applicable legal requirements, the Company's ongoing evaluation of its capital position and capital requirements and other factors. The Company is not obligated to purchase any additional shares under its expanded repurchase program, and repurchases may be suspended or discontinued at any time without prior notice.

BJ's Restaurants, Inc. currently owns and operates 151 casual dining restaurants under the BJ's Restaurant & Brewery®, BJ's Restaurant & Brewhouse®, BJ's Pizza & Grill® and BJ's Grill® brand names. BJ's Restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts, including the Pizookie® dessert. The Company operates several microbreweries in addition to using independent third party brewers to produce and distribute BJ's critically acclaimed craft beers. The Company's restaurants are located in California (63), Texas (30), Florida (18), Arizona (6), Colorado (5), Nevada (5), Ohio (4), Washington (4), Oklahoma (3), Oregon (3), Kentucky (2), Virginia (2), Arkansas (1), Indiana (1), Kansas (1), Louisiana (1), Maryland (1) and New Mexico (1). Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking" statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales and margin growth in future periods, total potential domestic capacity, the success of various sales-building and productivity initiatives, future guest traffic trends and the number and timing of new restaurants expected to be opened in future periods. These "forward-looking" statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) increase in minimum wage and other employment related costs, including the potential impact of the Patient Protection and Affordable Care Act on our operations, (v) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (vi) food quality and health concerns, (vii) factors that impact California, where 63 of our current 151 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewery business considerations, including without limitation, dependence upon suppliers, third party contractors and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities due to limitations on insurance coverage, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xiii) trademark and service-mark risks, (xiv) government regulations and licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) legal proceedings, (xix) other general economic and regulatory conditions and requirements, (xx) the success of our key sales-building and related operational initiatives, and (xxi) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K. The "forward-looking" statements contained in this press release are based on current assumptions and expectations and BJ's Restaurants, Inc. undertakes no obligation to update or alter its "forward-looking" statements whether as a result of new information, future events or otherwise.

CONTACT: Greg Levin of BJ's Restaurants, Inc.
         (714) 500-2400